FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Ed Lockwood	Becky Howland, Ph.D.
Sr. Director, Investor Relations	Sr. Director, Corporate Communications
(408) 875-9529	(408) 875-9350
ed.lockwood@kla.com	becky.howland@kla.com

KLA-TENCOR REPORTS FISCAL 2019 SECOND QUARTER RESULTS

MILPITAS, Calif., January 29, 2019 -KLA-Tencor Corporation (NASDAQ: KLAC) today announced operating results for its second quarter of fiscal year 2019, which ended on December 31, 2018, and reported GAAP net income of $369 million and GAAP earnings per diluted share of $2.42 on revenues of $1,120 million.

“KLA reported excellent results for the December quarter, with shipments, revenue, and earnings per share each closing above the range of guidance in the period, capping the third consecutive year of double-digit growth for the company in calendar 2018,” commented President and Chief Executive Officer Rick Wallace. “Our strong performance highlights the strength and resilience of the KLA business model, and demonstrates the company’s ability to consistently drive long-term growth, and deliver top-tier financial performance and strong cash returns to stockholders.”

GAAP Results
	Q2 FY 2019	Q1 FY 2019	Q2 FY 2018
Revenues	$1,120 million	$1,093 million	$976 million
Net Income (Loss)	$369 million	$396 million	$(134) million
Earnings (Loss) per Diluted Share	$2.42	$2.54	$(0.86)

Non-GAAP Results
	Q2 FY 2019	Q1 FY 2019	Q2 FY 2018
Net Income	$372 million	$384 million	$309 million
Earnings per Diluted Share	$2.44	$2.46	$1.97
Effective on the first day of fiscal 2019, the Company adopted Accounting Standards Update 2014-09, Revenue from Contracts with Customers (“ASC 606”). Prior periods were not retrospectively restated, and accordingly, the condensed consolidated unaudited balance sheet as of June 30, 2018, and the condensed consolidated unaudited statements of operations for the three and six months ended December 31, 2017 and cash flows for the three months ended December 31, 2017 were prepared using accounting standards that were different than those in effect for the three and six months ended December 31, 2018.
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements included in this release. Non-GAAP results include the impact of stock-based compensation, but exclude the impact of acquisitions or pending acquisitions, restructuring, severance, merger and other related charges and certain discrete tax items. KLA will discuss the results for its fiscal year 2019 second quarter, along with its outlook, on a conference call today beginning at 2:00 p.m. Pacific Time. A webcast of the call will be available at: www.kla.com.
About KLA:
KLA-Tencor Corporation (aka “KLA Corporation” or “KLA”) develops industry-leading equipment and services that enable innovation throughout the electronics industry. We provide advanced process control solutions for manufacturing wafers and reticles, integrated circuits and packaging. In close collaboration with leading customers across the globe, our expert teams of physicists, engineers, data scientists and problem-solvers design solutions that move the world forward. Additional information may be found at www.kla.com (KLAC-F).

Use of Non-GAAP Financial Information:

The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA’s financial results presented in accordance with United States GAAP.
To supplement KLA’s condensed consolidated financial statements presented in accordance with GAAP, the company provides certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses (benefits), as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of KLA’s operating performance and its prospects in the future. Specifically, KLA believes that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to KLA’s financial performance by excluding certain costs and expenses (benefits) that the company believes are not indicative of its core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses (benefits) to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

KLA-Tencor Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	December 31, 2018	June 30, 2018
ASSETS
Cash, cash equivalents and marketable securities	$2,694,094	$2,880,318
Accounts receivable, net	658,080	651,678
Inventories	1,005,990	931,845
Other current assets	127,350	85,159
Land, property and equipment, net	306,351	286,306
Goodwill	360,480	354,698
Deferred income taxes, non-current	225,124	193,200
Purchased intangible assets, net	23,818	19,333
Other non-current assets	204,000	216,819
Total assets	$5,605,287	$5,619,356
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$152,491	$169,354
Deferred system revenue	196,242	—
Deferred service revenue	168,936	69,255
Deferred system profit	—	279,581
Current portion of long-term debt	249,996	—
Other current liabilities	714,873	699,893
Total current liabilities	1,482,538	1,218,083
Non-current liabilities:
Long-term debt	1,988,382	2,237,402
Deferred service revenue	90,466	71,997
Other non-current liabilities	446,279	471,363
Total liabilities	4,007,665	3,998,845
Stockholders’ equity:
Common stock and capital in excess of par value	619,265	617,999
Retained earnings	1,048,804	1,056,445
Accumulated other comprehensive income (loss)	(70,447)	(53,933)
Total stockholders’ equity	1,597,622	1,620,511
Total liabilities and stockholders’ equity	$5,605,287	$5,619,356

KLA-Tencor Corporation
Condensed Consolidated Unaudited Statements of Operations

	Three months ended December 31,		Six months ended December 31,
(In thousands, except per share amounts)	2018	2017	2018	2017
Revenues:
Product	$852,201	$761,587	$1,681,428	$1,522,374
Service	267,697	214,235	531,730	423,029
Total revenues	1,119,898	975,822	2,213,158	1,945,403
Costs and expenses:
Costs of revenues	408,260	347,002	789,647	700,119
Research and development	165,903	156,700	319,433	303,387
Selling, general and administrative	112,462	105,265	226,900	212,697
Interest expense and other, net	17,310	19,548	33,647	45,741
Income before income taxes	415,963	347,307	843,531	683,459
Provision for income taxes	46,863	481,626	78,487	536,842
Net income (loss)	$369,100	$(134,319)	$765,044	$146,617
Net income (loss) per share:
Basic	$2.43	$(0.86)	$4.98	$0.94
Diluted	$2.42	$(0.86)	$4.96	$0.93
Weighted-average number of shares:
Basic	152,148	156,587	153,684	156,707
Diluted	152,648	156,587	154,389	157,688

KLA-Tencor Corporation
Condensed Consolidated Unaudited Statements of Cash Flows

	Three months ended
	December 31,
(In thousands)	2018	2017
Cash flows from operating activities:
Net income (loss)	$369,100	$(134,319)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,806	16,130
Loss (gain) on unrealized foreign exchange and other	895	(4,154)
Stock-based compensation expense	15,695	13,739
Changes in assets and liabilities, net of business acquisitions:
Accounts receivable	(55,869)	(73,877)
Inventories	(15,109)	(24,240)
Other assets	34,978	86,512
Accounts payable	(2,440)	11,069
Deferred system revenue	(19,723)	—
Deferred service revenue	12,211	—
Deferred system profit	—	40,773
Other liabilities	(73,372)	197,738
Net cash provided by operating activities	282,172	129,371
Cash flows from investing activities:
Acquisition of non-marketable securities	—	(3,377)
Businesses acquisitions, net of cash acquired	—	(4,780)
Capital expenditures	(26,366)	(13,369)
Purchases of available-for-sale securities	(2,686)	(134,268)
Proceeds from sale of available-for-sale securities	107,370	56,506
Proceeds from maturity of available-for-sale securities	128,052	123,095
Purchases of trading securities	(27,481)	(18,914)
Proceeds from sale of trading securities	29,722	21,062
Net cash provided by investing activities	208,611	25,955
Cash flows from financing activities:
Proceeds from revolving credit facility, net of debt issuance costs	—	248,693
Repayment of debt	—	(540,000)
Issuance of common stock	20,556	20,579
Tax withholding payments related to equity awards	(3,233)	(2,567)
Common stock repurchases	(250,213)	(40,427)
Payment of dividends to stockholders	(114,562)	(92,575)
Net cash used in financing activities	(347,452)	(406,297)
Effect of exchange rate changes on cash and cash equivalents	1,137	3,668
Net increase (decrease) in cash and cash equivalents	144,468	(247,303)
Cash and cash equivalents at beginning of period	1,649,514	1,320,697
Cash and cash equivalents at end of period	$1,793,982	$1,073,394
Supplemental cash flow disclosures:
Income taxes paid	$87,854	$123,625
Interest paid	$51,136	$55,693
Non-cash activities:
Accrued purchase of land, property and equipment - investing activities	$7,705	$5,548
Business acquisition holdback amounts - investing activities	$440	$—
Contingent consideration payable - financing activities	$2,529	$—
Unsettled common stock repurchase - financing activities	$—	$1,289
Dividends payable - financing activities	$5,404	$7,590

KLA-Tencor Corporation
Condensed Consolidated Unaudited Supplemental Information
(In thousands, except per share amounts)
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

		Three months ended			Six months ended
		December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
GAAP net income (loss)		$369,100	$395,944	$(134,319)	$765,044	$146,617
Adjustments to reconcile GAAP net income (loss) to non-GAAP net income:
Acquisition-related charges	a	4,281	5,551	1,608	9,832	3,195
Merger-related charges	b	—	—	—	—	3,015
Income tax effect of non-GAAP adjustments	c	(276)	(310)	(465)	(586)	(2,064)
Discrete tax items	d	(765)	(17,106)	441,894	(17,871)	441,894
Non-GAAP net income		$372,340	$384,079	$308,718	$756,419	$592,657
GAAP net income (loss) per diluted share		$2.42	$2.54	$(0.86)	$4.96	$0.93
Non-GAAP net income per diluted share		$2.44	$2.46	$1.97	$4.90	$3.76
Shares used in diluted shares calculation		152,648	156,083	156,587	154,389	157,688
Pre-tax impact of GAAP to non-GAAP adjustments included in Condensed Consolidated Unaudited Statements of Operations

Acquisition- related charges
Three months ended December 31, 2018
Costs of revenues	$967
Selling, general and administrative	3,314
Total in three months ended December 31, 2018	$4,281
Three months ended September 30, 2018
Costs of revenues	$890
Selling, general and administrative	4,661
Total in three months ended September 30, 2018	$5,551
Three months ended December 31, 2017
Costs of revenues	$1,530
Selling, general and administrative	78
Total in three months ended December 31, 2017	$1,608

To supplement our condensed consolidated financial statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

a.
Acquisition-related charges include amortization of intangible assets and inventory fair value adjustments, and transaction costs associated with acquisitions or pending acquisitions, including the pending acquisition of Orbotech. Management believes that the expense associated with the amortization of acquisition related intangible assets and acquisition related costs are appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives, and exclusion of these expenses allows comparisons of operating results that are consistent over time for both KLA’s newly acquired and long-held businesses. Management believes excluding these items helps investors compare our operating performances with our results in prior periods as well as with the performance of other companies.

b.
Merger-related charges associated with the terminated merger agreement between KLA and Lam Research Corporation (“Lam”) primarily includes employee retention-related expenses, legal expenses and other costs. Management believes that it is appropriate to exclude these items as they are not indicative of ongoing operating results and therefore limit comparability and excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

c.
Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above. Management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.

d.
Discrete tax item includes the income tax effects of an income tax expense from the enacted tax reform legislation through the Tax Cuts and Jobs-Act (the “Act”), which was signed into law on December 22, 2017, of which the impact is primarily related to the provisional tax amounts recorded for the transition tax on accumulated foreign earnings and the re-measurement of certain deferred tax assets and liabilities as a result of the enactment of the Act. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.